UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 7, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Cliffs Natural Resources Inc. (the “Company”) with the Securities and Exchange Commission on August 7, 2014 (the “Original Form 8-K”). This Amendment No. 1 updates Item 5.02 in the Original Form 8-K to disclose additional information regarding the appointment of Lourenco Goncalves as the Company’s new chairman, president and chief executive officer. No other changes have been made to the Original Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
(c)    On August 7, 2014, the Board of Directors (the "Board") of the Company appointed Lourenco Goncalves, 56, as its new chairman, president and chief executive officer with his appointment being effective August 7, 2014. Mr. Goncalves also will be the “principal executive officer” of the Company upon his commencement of employment. Prior to joining the Company, Mr. Goncalves served as chairman, president and chief executive officer of Metals USA Holdings Corp., an American manufacturer and processor of steel and other metals, from May 2006 through April 2013, and was president, chief executive officer and a director of Metals USA from February 2003. Prior to Metals USA, Mr. Goncalves served as president and chief executive officer of California Steel Industries, Inc. from March 1998 to February 2003. From 1981 to 1998 he was employed by Companhia Siderúrgica Nacional, a leading steel and mining company in Brazil, where he held several positions in operations and sales. Mr. Goncalves also served as a board member of Ascometal SAS, a manufacturer of special steel headquartered in Paris, France, from October 2011 to April 2014.
The Company is currently paying Mr. Goncalves a base salary of $1,200,000 per year, subject to the approval of the Compensation and Organization Committee and the Board. Other terms of Mr. Goncalves’ compensation have not yet been finalized.
There was no arrangement or understanding between Mr. Goncalves and any other person(s) pursuant to which he was appointed as chairman and an officer. In connection with its solicitation of proxies for the 2014 Annual Meeting of the Shareholders of the Company, Casablanca Capital LP proposed that if its six director nominees were elected to the Board, it proposed to appoint Mr. Goncalves as the Company’s senior-most executive officer. There are no family relationships between Mr. Goncalves and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions or any currently proposed transaction (other than Mr. Goncalves' compensation), in which the Company was or is to be a party and the amount involved exceeds $120,000, and in which Mr. Goncalves had or will have a direct or indirect material interest. The Company’s proxy statement dated June 10, 2014 provides a detailed description of the material plans, contracts or arrangements in which Mr. Goncalves will be a party.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	August 12, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Chief Legal Officer & Secretary